                                                              EXHIBIT (d)(2)

                 THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS
                  COVERING SECURITIES THAT HAVE BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.*

                             Extreme Networks, Inc.
                         Amended 1996 Stock Option Plan

     This memorandum contains information regarding the Extreme Networks, Inc. Amended 1996 Stock Option Plan (the "Plan), pursuant to which shares of Common Stock of Extreme Networks, Inc. (the "Shares"), in any combination of authorized but unissued Shares or reacquired Shares, may be offered to eligible persons providing services for Extreme Networks, Inc. (the "Company"), or any parent or subsidiary corporation of the Company or any subsidiary corporation of the parent corporation of the Company (individually, a "Participating Company" and collectively, the "Participating Company Group").

     Upon written or oral request, the Company will provide without charge, to each person to whom a copy of this memorandum is delivered, a copy of the Company's Registration Statement by which the securities described in this memorandum are registered and copies of the documents that have been incorporated by reference in the Company's Registration Statement (not including exhibits to the documents that are incorporated by reference unless such exhibits are specifically incorporated by reference into the documents that the Registration Statement incorporates). Upon written or oral request, the Company will also provide without charge, to each person to whom a copy of this memorandum is delivered, an additional copy of this memorandum, a copy of the Company's annual report to stockholders for its latest fiscal year, and a copy of all reports, proxy statements and other communications distributed to its stockholders for its latest fiscal year and a copy of all reports, proxy statements and other communications distributed to its stockholders generally. Such requests should be directed to the Chief Financial Officer, Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, California 95051, (408) 579-2800. Alternatively, on the Securities and Exchange Commission's web site at http://www.sec.gov you will find the Registration Statement, reports, proxy statements and other information regarding the Company that was filed electronically.

     Except for the person set forth in the foregoing paragraph, no person has been authorized to give any information or make any representations, other than those contained in this prospectus, in connection with the Plan, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This prospectus does not constitute an offering in any state in which such offering may not lawfully be made.

--------------------------------------------------------------------------------

       * Q&As 4, 22, and 35 OF THIS DOCUMENT DO NOT CONSTITUTE A PART OF A
                                             ------
            PROSPECTUS COVERING SECURITIES THAT HAVE BEEN REGISTERED
                  UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

--------------------------------------------------------------------------------

                The date of this prospectus is October 22, 2001.
                ------------------------------------------------

                                TABLE OF CONTENTS

INTRODUCTION ........................................................   1

ELIGIBILITY & PARTICIPATION .........................................   3

OPTION GRANTS .......................................................   3

VESTING .............................................................   4

OPTION EXERCISE .....................................................   4

EMPLOYMENT STATUS ...................................................   6

TERMINATING SERVICE WITH THE COMPANY ................................   6

STOCKHOLDER RIGHTS ..................................................   7

TRANSFER OF CONTROL OF THE COMPANY ..................................   8

STOCK SALES .........................................................   9

TAX IMPLICATIONS OF INCENTIVE STOCK OPTIONS .........................   9

TAX IMPLICATIONS OF NONSTATUTORY STOCK OPTIONS ......................  11

FEDERAL SECURITIES LAWS AFFECTING PARTICIPANTS ......................  13

PLAN ADMINISTRATION .................................................  14

AMENDMENT OR TERMINATION OF THE PLAN ................................  15

OTHER INFORMATION ...................................................  15

                            Questions & Answers About

            The Extreme Networks, Inc. Amended 1996 Stock Option Plan

================================================================================

      The purpose of this prospectus is to provide you with a summary of the terms of the Extreme Networks, Inc. Amended 1996 Stock Option Plan. Should any inconsistency exist between the following description and the actual terms of the Plan or your Stock Option Agreement, the terms of the Plan and your Stock Option Agreement control.

================================================================================

Introduction

================================================================================

1.    What is the purpose of the Plan?

      The Company adopted the Plan to promote the interests of the Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest in the Company, as an incentive for them to remain in service with the Company. Under the Plan, the Company may grant stock options to purchase the Company's Shares at a specified price to any such employees, consultants, and directors as may be selected by the Board of Directors of the Company (the "Board").

2.    What is a stock option?

      A stock option gives the option holder the right to purchase a specified number of Shares within a specified time period at a price determined at the time the option is granted. The exact number and the price of Shares you are entitled to purchase under the option granted to you is set forth in your Notice of Grant of Stock Options (the "Notice") and Stock Option Agreement (the "Option Agreement").

3.    Are there different kinds of stock options?

      Yes. The Plan authorizes both incentive stock options ("ISOs"), which must meet certain requirements under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and nonstatutory stock options ("NSOs"), which do not have to meet those requirements. Your Notice will indicate whether your option is intended to be an ISO or an NSO. Please be aware, however, that due to Internal Revenue Code limitations imposed on ISOs, an option initially intended to be an ISO may not in fact qualify, and may instead be an NSO in full or in part. In particular, if the aggregate exercise price of all your ISOs exceeds $100,000, the portion of such options which exceed such amount will be treated as NSO and not ISO. An NSO is a type of option that does not provide the special tax treatment accorded to ISOs. See Q&A 36 through 51 regarding the major federal income tax consequences of ISOs and NSOs.

4.    What are the benefits of receiving a stock option?

      If the value of the Company increases, then the value of the Company's stock and the value of your option will increase proportionately. Since your option gives you the right to purchase Shares of the Company at a fixed price during the period specified in your Notice, you may ultimately profit from any increase in the value of the Shares. If you choose to exercise your option, then, as a stockholder, you will become a part owner of the Company and will have the right to receive any dividends paid on your stock and all communications sent to the Company's common stockholders, attend all stockholder meetings and vote upon all matters presented to the stockholders at such meetings. However, once you purchase Shares, you also bear the risk of price declines.

5.    What is the total number of Shares that may be issued under the Plan?

      A total of 34,028,618 Shares of the Company are reserved for issuance under the Plan. This number of Shares will be cumulatively increased (the "Annual Increase") on the December 1, 2000, and each December 1 thereafter until and including December 1, 2004, by a number of Shares equal to 4.9% of the number of Shares issued and outstanding on the immediately preceding November 30. The Shares may be authorized but unissued Shares or reacquired Shares.

6.    What happens if there is a change in the Company's capital structure?

      If there is a change in the Company's capital structure, the Company will make appropriate adjustments to the number and class of Shares subject to the Plan and your outstanding options, and to the purchase price under your outstanding options. These adjustments will prevent any dilution or enlargement of the rights and benefits of Plan participants that would otherwise occur as a result of a change in the Company's capital structure. However, in no event may the exercise price of any option be less than the par value, if any, of the Shares subject to the option.

      A "change in the Company's capital structure" includes: a stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change affecting the Company's Shares.

7. Is the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974?

      No. The Plan is not subject to the Employee Retirement Income Security Act of 1974.

================================================================================

ELIGIBILITY & PARTICIPATION

================================================================================

8.    Am I eligible to receive options under the Plan?

      You are eligible to receive options under the Plan if you are a current or prospective (pursuant to a written offer of employment) employee, consultant or director of the Participating Company Group. If you are not an employee on the effective date of the grant of your option, you may be granted only NSOs.

9.    Do I need to enroll in the Plan?

      No. You do not need to enroll in the Plan in order to receive stock options under the Plan. The decision to grant or not to grant options to any otherwise eligible person is solely within the discretion of the Board or a committee of the Board.

================================================================================

OPTION GRANTS

================================================================================

10.   What is the Date of Option Grant?

      The "Date of Option Grant" is the day that the Company grants you an option to purchase Shares unless the Board specifies a later effective date. Your Date of Option Grant is stated in your Notice.

11.   How many Shares does my option cover?

      The number of Shares covered by your option is determined by the Board at its discretion. If you are granted an option, the number of Shares subject to your option is stated in your Notice. However, no person is eligible to receive an option which is exercisable for more than that number of Shares equal to 5% of the outstanding Shares on the closing date of the Company's initial public offering of common stock.

12.   What is the Option Expiration Date?

      The "Option Expiration Date" is the last day on which you may exercise your option as specified in your Notice. Unless otherwise terminated, the Option Expiration Date for all options is the date ten (10) years after your Date of Option Grant. Notwithstanding the foregoing, if your option is an ISO and you are a 10% stockholder, the Option Expiration Date is the date five (5) years after your Date of Option Grant.

13.   Must I sign a Stock Option Agreement?

      Yes. No option is valid or a binding obligation of the Company unless evidenced by a fully executed Notice.

================================================================================

VESTING

================================================================================

14.   What are the vesting provisions of my option?

      Your Notice states the rate at which your option vests and becomes exercisable.

15.   Does my termination from service affect the vesting of my option?

      Yes. Upon your termination of service, your vesting will stop and the vested percentage of your option will depend on your length of service at the date of your termination.

=====================================================================

OPTION EXERCISE

=====================================================================

16.   What is my option exercise date or purchase date?

      The exercise date is the day that you exercise your option to purchase the Company's common stock.

17.   When may I exercise my option?

      You may exercise your option on or after the date stated in your Notice and prior to the Option Expiration Date. If you were granted an option as a prospective employee or prospective consultant, you may not in any event exercise your option prior to the date on which your service commences.

18.   How many Shares may I purchase?

      When you exercise your option, you may purchase up to the number of Vested Shares, as defined in your Option Agreement, less the number of Shares you previously acquired by exercising your option. See Q&A 12 & 14 for a discussion of the Option Expiration Date and vesting.

19.   How do I exercise my option?

      To exercise your option you must give written notice to the Company and pay the exercise price for the Shares you are purchasing. The notice must state your election to exercise the option, the number of whole Shares of the Company stock you are purchasing and any other information required by your Option Agreement. You must sign the written notice and deliver it in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Chief Financial Officer of the Company or other authorized representative of the Participating Company Group. You must deliver the written notice and your exercise price payment prior to the termination of the option. You must also make appropriate arrangements with the Company for the satisfaction of all federal, state, local and foreign income and employment tax withholding requirements applicable to the option exercise. See Q&A 21 for authorized forms of payment and Q&A 48 for a discussion of withholding.

20.   What is the exercise price of my option?

      The exercise price of your option is stated in your Notice. This price was established when your option was granted. Under the terms of the Plan, if your option is an ISO, the price had to be set at no less than the fair market value of a Share on the Date of Option Grant, and if your option is an NSO, the price had to be set at no less than 85% of the fair market value of a Share on the Date of Option Grant. However, if you are a 10% stockholder and your option is an ISO, the price had to be set at no less than 110% of the fair market value of a Share on the Date of Option Grant.

      The "fair market value" for this purpose is generally the closing sale price of a share on the applicable date as quoted on the Nasdaq National Market.

21.   How do I pay for the stock when I exercise my option?

      Generally, you may pay the exercise price using any combination of the following methods, unless otherwise provided in your Option Agreement:

          1.  Cash or check.

          2. By tender to the Company, or attestation to the ownership, of shares of the Company common stock you own which have a fair market value not less than the exercise price. This method of payment may not be used unless you either have owned the tendered shares for more than 6 months or did not acquire the shares directly or indirectly from the Company.

          3. A "cashless exercise." A "cashless exercise" means the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares being acquired upon the exercise of the option. A form of cashless exercise is often referred to as "same-day sale."

          4.  By a promissory note in a form approved by the Company.

      The Board may at any time or from time to time grant options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

22.   Will I receive stock certificates for the Shares that I purchase?

      Except in the case where you pay the exercise price by means of a cashless exercise, you will receive a certificate for the Shares you have purchased that will be registered in your name, or, if applicable, in the names of your heirs.

================================================================================

EMPLOYMENT STATUS

================================================================================

23. If I receive an option under the Plan will it affect the terms of my employment?

      No. Unless you have a written employment contract with the Company providing otherwise, your employment is "at-will." This means that either you or your employer has the right to end your employment relationship at any time, for any reason, with or without cause. If you receive an option under the Plan, it will not affect your "at-will" relationship with the Company.

24.   What happens if I take a leave of absence?

      Generally, if you take an approved leave of absence, including military leave or sick leave, of 90 days or less, your service for Plan purposes will continue. However, if your leave of absence exceeds 90 days, your service will be deemed to terminate on the 91st day of such leave, unless your right to return to employment with the Company is guaranteed by law or by contract. Unless otherwise stated by the Company or required by law, your leave of absence will not be treated as service for purposes of vesting. See Q&A 14 for a discussion of vesting.

================================================================================

TERMINATING SERVICE WITH THE COMPANY

================================================================================

25.   What service counts for purposes of the Plan?

      "Service" for Plan purposes means your employment or service as an employee, a consultant, or a director of the Participating Company Group. Your service shall not be deemed to terminate merely because of a change in the capacity in which you render service to the Participating Company Group or a change in the Participating Company for which you render such service, provided that there is no interruption or termination of your service. Your service shall be deemed terminated either upon an actual termination of service or upon the corporation for which you perform service ceasing to be a Participating Company.

26.   What happens to my option if my service terminates?

      With certain exceptions described below, if your service terminates and your option was granted prior to April 17, 2001, you will generally have 30 days from the date of your termination of service (but in no event later than the Option Expiration Date) to exercise the vested portion of your option. However, if your option is granted after April 17, 2001, you will generally have 90 days from the date of your termination of service (but in no event later than the Option Expiration Date) to exercise the vested portion of your option.

      If your service terminates due to your disability or death, you (or your estate) will generally have 12 months following termination (but in no event later than the Option Expiration Date) to exercise the vested portion of your option. However, the effect of your termination of service is specified in your Option Agreement and to the extent the provisions of the Option Agreement differ from the terms described above, the terms of your Option Agreement will control.

      If the exercise of your option within the applicable time periods set forth above is prevented by securities law, your option will remain exercisable until one month after the date you are notified by the Company that the Option is exercisable (but in no event later than the Option Expiration Date).

      If a sale within the applicable time periods set forth above of shares acquired by the exercise of your option will subject you to a suit under
      Section 16(b) of the Exchange Act, your exercise period may be extended until the earliest of (i) the 10th day following the date on which a sale of such shares would no longer be subject to suit, (ii) the 190th day after your termination of service, or (iii) the Option Expiration Date.

27.   What happens to my Shares if my service with the Company terminates?

      You are entitled to retain ownership of any Vested Shares you have purchased until such time as you decide to sell them. Generally, your option will terminate and you will forfeit any Shares that have not vested as of the date of your termination of service.

=====================================================================

STOCKHOLDER RIGHTS

=====================================================================

28.   Do I become a stockholder when I receive an option?

      No. You have no rights as a Company stockholder merely by virtue of being an option holder.

29.   When do I have rights as a stockholder?

      You have rights as a Company stockholder on the date you are issued the shares for which your option has been exercised, as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company.

30.   What information do I receive as an option holder?

      You will be given access to information concerning the Company equivalent to the information generally made available to the Company's common stockholders.

31.   Can I assign or transfer my options?

      Generally no. During your lifetime, your options can only be exercised by you, your guardian or legal representative. You cannot transfer or assign any option, except by will or by the laws of descent and distribution.

================================================================================

TRANSFER OF CONTROL OF THE COMPANY

================================================================================

32.   What is a "transfer of control"?

      A "transfer of control" of the Company includes any of the following events in which the stockholders of the Company immediately before such event do not retain direct or indirect beneficial ownership of at least a majority of the beneficial interest in the voting stock of the Company or its successor:

          (1) a direct or indirect sale or exchange by the stockholders of the Company of more than fifty percent (50%) of the voting stock of the Company;

          (2)  a merger or consolidation in which the Company is a party;

          (3) the sale, exchange or transfer of all or substantially all of the assets of the Company; or

          (4)  liquidation or dissolution of the Company.

33. What happens to my option if there is a transfer of control in the term of the Plan?

      If a transfer of control occurs, the surviving, continuing, successor, or purchasing corporation or parent corporation of any of these may either assume the Company's rights and obligations under outstanding options or substitute for outstanding options substantially equivalent options for the acquiring corporation's stock.

      However, if the acquiring corporation does not assume or substitute for the outstanding options, the Board may, in its sole discretion, provide in any Option Agreement that any unexercisable or unvested portions of the outstanding options will be immediately exercisable and vested in full as of the date 10 days prior to the date of the transfer of control. Any option or portion thereof which is neither assumed or substituted for by the acquiring corporation nor exercised as of the date of the change in control will terminate and cease to be outstanding effective as of the date of the change in control.

================================================================================

STOCK SALES

================================================================================

34.   When may I sell the Shares that I receive by exercising my option?

      Generally, you may sell the Shares that you receive at any time after the Shares have been issued in your name. Before you sell any of your Shares, you should discuss the tax implications of the sale with a tax advisor. See Q&A 36-51 below, Tax Implications of Incentive Stock Options and Tax Implications of Nonstatutory Stock Options. See also Q&A 52-54 below, Federal Securities Laws Affecting Participants.

35. Do I pay brokerage commissions on the purchase of Shares under the Plan or when I subsequently sell such Shares?

      You will not pay any brokerage commissions when you exercise your option and purchase shares. However, you will be responsible for paying any brokerage commissions you incur on your subsequent sale of such shares.

================================================================================

TAX IMPLICATIONS OF INCENTIVE STOCK OPTIONS

================================================================================

      The tax consequences arising in connection with options are complex and subject to change. The following summary is only a general guide to the current U.S. federal income tax consequences of ISOs granted under the Plan and does not describe all such possible tax consequences or consequences associated with NSOs. In addition, your particular situation may be such that some variation of the general rules is applicable. For example, the following summary does not describe the tax consequences of certain transactions, such as if Shares are used to exercise an option, if Shares acquired by exercise of an option are sold to certain related parties, or if you acquire substantially identical Shares within the 30-day period before or after your sale of Shares acquired upon exercise of an option. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS PRIOR TO THE EXERCISE OF ANY OPTION AND PRIOR TO THE DISPOSITION OF ANY SHARES ACQUIRED UNDER THE PLAN.

36.   Is the grant to me of an ISO a taxable event?

      No. You do not recognize taxable income merely because you are granted an ISO under the Plan.

37.   Is my exercise of an ISO a taxable event?

      No. You do not recognize taxable income for regular tax purposes as a
                                                  -------
      result of your exercise of an ISO. However, when you exercise an ISO, the excess of the fair market value of the Shares on the date of the exercise over the exercise price of the ISO, often referred to as the "spread," is treated as income for purposes of computing your alternative minimum tax
                                                       -----------------------
      unless you dispose of the Shares in the same calendar year as your exercise.

          EXAMPLE: Adams has an ISO for 1,000 Shares of stock with an exercise price of $7 per share. If Adams exercises the option for all 1,000 Shares on a day when they are fully vested and the fair market value of the stock is $10 per share, then the spread of $3 per share ($10 - $7), or $3,000, is an item of alternative minimum taxable income.

      The Code requires taxpayers to compute the tax due under the alternative minimum tax and to pay that amount with their Form 1040 return if it is greater than the amount due under the regular method of determining income taxes. (If you are required to pay such additional taxes, you may be entitled to claim certain tax credits against your regular tax obligations in years following the year of exercise.) You may need to pay quarterly estimated tax or increase your income tax withholding from wages to avoid penalties for underpayment of estimated tax. If you are considering exercising ISOs, you should consult your personal tax advisor before
                                                                    ------
      exercising your options to determine the alternative minimum tax
      -----------------------
      consequences based on your particular situation.

38. Is my subsequent sale of Shares acquired pursuant to an ISO under the Plan a taxable event?

      Yes. When you sell or otherwise dispose of your shares, your federal income tax consequences will depend on how long you have held the stock. If you do not dispose of the stock prior to the later of two years after the date of option grant and one year after the date on which you exercised the option (the "ISO Holding Period"), you will recognize a capital gain (or loss) equal to the amount by which the sale proceeds exceed (or are less than) your adjusted basis in the Shares. For regular tax purposes the adjusted basis is generally the exercise price. For alternative minimum tax purposes the adjusted basis is generally the exercise price plus any spread treated as an item of income for alternative minimum tax purposes. The capital gain will be long term capital gain.

      However, if you sell or otherwise dispose of your Shares prior to the end of the ISO Holding Period, then you will generally recognize ordinary income in the year of disposition equal to the lesser of: (1) the difference between the fair market value of the Shares on the date of option exercise and the exercise price you paid, or (2) the actual gain you realized on the disposition (sale proceeds minus the exercise price you paid) and any additional gain or loss will be long-term or short-term capital gain or loss depending upon the length of time you have held the Shares.

39.  What are long-term and short-term capital gains?

     A capital gain or loss will be long-term if you hold the Shares for more than 1 year after your purchase date and short-term if you hold the Shares for 1 year or less after your purchase date. Currently, long-term capital gains are subject to a maximum federal income tax rate of 20%.

40.  Will any amounts be withheld from my paycheck to cover my tax liability?

     No.

41.  Will I owe any other taxes?

     The above discussion is only a summary of certain aspects of the highly complex U.S. federal income tax rules applicable to ISOs and does not deal with other taxes which may affect you, such as state and local income taxes, federal and state estate, gift and inheritance taxes and taxes of countries other than the United States of America. You should obtain and rely on the advice of your own tax advisor with respect to such matters.

42.  Who can I talk to about my specific tax situation?

     Since the tax implications of stock options can be complex and can vary by individual, we suggest that you contact your tax advisor with questions specific to your situation.

43.  Does the Company receive a tax deduction?

     The Company is generally entitled to a tax deduction equal to the ordinary income that you recognize under the rules discussed above, except to the extent such deduction is limited by applicable provisions of the Internal Revenue Code or the regulations thereunder.

================================================================================

TAX IMPLICATIONS OF NONSTATUTORY STOCK OPTIONS

================================================================================

     The tax consequences arising in connection with options are complex and subject to change. The following summary is only a general guide to the current U.S. federal income tax consequences of NSOs granted under the Plan and does not describe all such possible tax consequences or consequences associated with ISOs. In addition, your particular situation may be such that some variation of the general rules is applicable. For example, the following summary does not describe the tax consequences of certain transactions, such as if Shares are used to exercise an option, if Shares acquired by exercise of an option are sold to certain related parties, or if you acquire substantially identical Shares within the 30-day period before or after your sale of Shares acquired upon exercise of an option. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS PRIOR TO THE EXERCISE OF ANY OPTION AND PRIOR TO THE DISPOSITION OF ANY SHARES ACQUIRED UNDER THE PLAN.

44.  Is the grant to me of an NSO a taxable event?

     No. You do not receive taxable income merely because you are granted an NSO under the Plan.

45.  Is my exercise of an NSO a taxable event?

     Yes. You will recognize taxable income as a result of your exercise of an NSO. Generally, the amount of that income is determined on your exercise date. At that time, you will recognize ordinary income equal to the excess of the fair market value of the Shares on the exercise date over the purchase price you pay for the Shares. If you are an employee or former employee, that ordinary income is treated as wages subject to income and employment tax withholding.

46. Is my subsequent sale of Shares acquired pursuant to an NSO under the Plan a taxable event?

     Yes. Your sale of any Shares that you acquire pursuant to an NSO under the Plan is a taxable event. At that time, you will recognize capital gain or loss equal to any additional gain or loss recognized in the disposition. That gain or loss is determined by the difference between the amount you realize on the sale of the Shares and the fair market value of those Shares on the option exercise date. The tax consequences of disposing of the Shares will vary depending on how long you have held the Shares.

47.  What are long-term and short-term capital gains?

     A capital gain or loss will be long-term if you hold the Shares for more than 1 year after your purchase date and short-term if you hold the Shares for 1 year or less after your purchase date. Currently, long-term capital gains are subject to a maximum federal income tax rate of 20%.

48.  Will any amounts be withheld from my paycheck to cover my tax liability?

     If you are an employee or former employee, when you purchase Shares by exercising your NSO, you must make adequate provision for any federal, state, local or foreign tax withholding obligations. Generally, you will be required to pay directly to the Company or your employer the full amount of your tax withholding obligation at the time you exercise your NSO. If you exercise your NSO in a cashless exercise (same-day sale), you will be required to assign to the Company a portion of your share sale proceeds sufficient to pay your withholding tax. The Company may, but is not required to, withhold from your compensation the amount necessary to meet its tax withholding obligations. If you request, the Company may, but is not obligated to, withhold from the vested Shares otherwise issuable to you on exercise of your option a number of whole Shares having a fair market value on the exercise date not in excess of the minimum amount of tax required to be withheld by law. The Company will not be liable to you for any adverse tax consequences you suffer in connection with this share withholding procedure. The Company has no obligation to deliver Shares of stock until you have satisfied the withholding obligation.

49.  Will I owe any other taxes?

     The above discussion is only a summary of certain aspects of the highly complex U.S. federal income tax rules applicable to NSOs and does not deal with other taxes which may affect you, such as state and local income taxes, federal and state estate, gift and inheritance taxes and taxes of countries other than the United States of America. You should obtain and rely on the advice of your own tax advisor with respect to such matters.

50.  Who can I talk to about my specific tax situation?

     Since the tax implications of stock options can be complex and can vary by individual, we suggest that you contact your tax advisor with questions specific to your situation.

51.  Does the Company receive a tax deduction?

     The Company is generally entitled to a tax deduction equal to the ordinary income that you recognize under the rules discussed above, except to the extent such deduction is limited by applicable provisions of the Code or the regulations thereunder.

================================================================================

FEDERAL SECURITIES LAWS AFFECTING PARTICIPANTS

================================================================================

52.  What is Section 16(b)?

     Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), permits the recovery by the Company of any profit realized by an "Insider" from each purchase and subsequent sale, or sale and subsequent purchase, of Shares within any period of less than six months. An "Insider" for this purpose is any officer or director of the Company or person who is directly or indirectly the beneficial owner of more than 10% of any class of equity security of the Company that is registered under
     Section 12 of the Exchange Act. If you are an Insider, you should consult with the Company's general counsel or your own legal advisor prior to the disposition of any Shares in order to ascertain the precise application to your particular situation of your reporting obligations and liability under
     Section 16(b).

53.  What is Rule 10b-5?

     Rule 10b-5 under the Exchange Act prohibits you from engaging in fraudulent practices in connection with the purchase or sale of securities. This rule generally prohibits you from buying or selling the Company's securities using material information about the Company which has not yet been released to the public. Before buying or selling any Shares and, in particular, before selling Shares acquired under the Plan, you should consult with the Company's general counsel regarding the applicability of any the Company "trading window" policies prohibiting trading in the Company's stock during specified periods of the year when material inside information is likely to be held prior to its release to the public.

54.  What is Rule 144?

     "Affiliates" of the Company are generally obligated to resell Shares in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"). Participants in the Plan with the power to manage and direct the policies of the Company, relatives of such participants, and trusts, estates, corporations, or other organizations controlled by such participants may be deemed to be "Affiliates" of the Company.

     Rule 144 requires that sales by Affiliates be effected in "broker transactions" (as defined in Rule 144), and limits the number of Shares that may be sold in any 3-month period to no more than the greater of 1% of the outstanding Shares or the average weekly reported volume of trading in Shares during the 4 calendar weeks preceding the filing of the required notice of the proposed sale. Since the Shares have been registered under the Securities Act, Affiliates selling Shares in compliance with Rule 144 are not subject to the holding period requirements of Rule 144.

================================================================================

PLAN ADMINISTRATION

================================================================================

55.  Who administers the Plan?

     The Plan is administered by the Board and/or by a duly appointed committee having such powers as specified by the Board. All questions of interpretation of the Plan or of any option are determined by the Board, whose decisions are final and binding upon all persons having an interest in the Plan.

     The Board may establish a committee of "outside directors" within the meaning of Section 162(m) of the Code to approve any option grant which might reasonably be anticipated to result in the payment of employee remuneration that would otherwise exceed the limit on employee remuneration deductible for income tax purposes pursuant to Section 162(m).

56.  Who is on the Board?

     The Board consists of five directors. The members of the Board hold office until the expiration of the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal from office.

================================================================================

AMENDMENT OR TERMINATION OF THE PLAN

================================================================================

57.  Can the Plan be amended or terminated?

     Yes. The Board may terminate or amend the Plan at any time. However, without stockholder approval, the Board may not (1) increase the number of shares issuable under the Plan (except in the event of capital changes described above), (2) change the class of persons eligible to receive ISOs, or (3) adopt an amendment to the Plan which would require stockholder approval under any applicable law, regulation or rule.

     In addition, no termination or amendment of the Plan may adversely affect an option previously granted to you without your consent, unless such termination or amendment is required to enable an option designated as an ISO to qualify as an ISO or is necessary to comply with any applicable law, regulation or rule.

58.  How long can the Plan remain in effect?

     The Plan will remain in effect until either all Shares available for issuance under the Plan have been issued or the Board terminates the Plan, whichever is earlier; provided that all options must be granted before September 3, 2006.

================================================================================

OTHER INFORMATION

================================================================================

59.  Where can I get additional information?

     You can get additional information about the Plan from the Company at Extreme Networks, Inc., 3585 Monroe Street, Santa Clara, California 95051,
     (408) 579-1000.

60.  Can anyone at the Company provide me with tax advice?

     No. Since the tax implications of your stock options can be complex and can vary by individual, you should contact your individual tax advisor with questions specific to your situation.

61.  What documents are incorporated by reference in this prospectus?

     The following documents and information previously filed by the Company with the Securities and Exchange Commission are incorporated by reference in this prospectus:

     . The Company's latest annual report on Form 10-K filed pursuant to Sections 13(a) or 15(d) of the Exchange Act, containing audited financial statements for the Company's latest fiscal year;

     . All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to above;

     . All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the filing of a post-effective amendment; and

     . The description of the Company's common stock contained in its Registration Statement on Form 8-A filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

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